UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report: April 25, 2005
(Date of earliest event reported)

AKAMAI TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27275	04-3432319

(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

8 Cambridge Center, Cambridge, Massachusetts 02142
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 444-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement
SIGNATURE
EXHIBIT INDEX
Ex-99.1 Robert W. Hughes Cash Incentive Plan

Item 1.01 Entry into Material Definitive Agreement

     On April 25, 2005, Akamai Technologies, Inc. (“Akamai”) and Robert W. Hughes, Akamai’s Executive Vice President—Global Sales and Services entered into Mr. Hughes’s 2005 cash incentive plan. The plan provides for an annual base salary and a cash bonus, the amount of such bonus to be determined based upon the achievement of certain pre-determined individual and corporate performance objectives. Specifically, Mr. Hughes’s bonus is weighted as follows: 50% based on Akamai achievement of revenue targets; 25% on Akamai’s achievement of earnings per share targets; and 25% on Mr. Hughes achieving specified committed contract value goals. The plan was approved by the Compensation Committee of Akamai’s Board of Directors. The foregoing description of Mr. Hughes’s plan is qualified in its entirety by the full text of such plan set forth in Exhibit 99.1.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2005	AKAMAI TECHNOLOGIES, INC.
	By:	/s/ Melanie Haratunian
Melanie Haratunian, Vice President
and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Robert W. Hughes Cash Incentive Plan